EXHIBIT 99.1

Adaptive Biotechnologies Reports First Quarter 2024 Financial Results

SEATTLE, May 07, 2024 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended March 31, 2024.

“This quarter, we implemented important decisions to maximize the value of our MRD and Immune Medicine businesses. I am confident in the steps we are taking to execute on their respective priorities with separate segment reporting,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “Our cash position is strong and will enable us to bridge the MRD business to profitability while advancing key programs in Immune Medicine through gated investments.”

Recent Highlights

•
Revenue for the first quarter of 2024 was $41.9 million. The MRD business, which contributed 78% of revenue, grew 52% versus the first quarter of 2023.
•
clonoSEQ test volume in the first quarter of 2024 grew 41% to 17,040 tests delivered versus the first quarter of 2023.
•
Recognized $4.5 million within MRD revenue upon the achievement of regulatory milestones from biopharmaceutical clinical studies.
•
The FDA’s Oncologic Drug Advisory Committee (ODAC) voted unanimously in favor of the use of MRD as a primary endpoint to support the accelerated approval of new therapies for patients with multiple myeloma.
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Following a strategic review, MRD and Immune Medicine will operate under Adaptive with dedicated resources, separate segment reporting and disciplined capital allocation.
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Initiated antibody discovery campaign in Immune Medicine for multiple sclerosis and type 1 diabetes to discover, make and test select antibodies to generate preclinical data during 2024.

First Quarter 2024 Financial Results

Revenue was $41.9 million for the quarter ended March 31, 2024, representing an 11% increase from the first quarter in the prior year. MRD revenue was $32.6 million for the quarter, representing a 52% increase from the first quarter in the prior year. Immune Medicine revenue was $9.2 million for the quarter, representing a 43% decrease from the first quarter in the prior year.

Operating expenses were $90.6 million for the first quarter of 2024, compared to $94.8 million in the first quarter of the prior year, representing a decrease of 4%. MRD operating expenses were $59.9 million for the quarter, representing a 7% increase from the first quarter in the prior year. Immune Medicine operating expenses were $23.8 million for the quarter, representing a 25% decrease from the first quarter in the prior year.

Interest and other income, net was $4.2 million for the first quarter of 2024, compared to $3.0 million in the first quarter of the prior year. Interest expense from our revenue interest purchase agreement was $3.0 million in the first quarter of 2024, compared to $3.5 million in the first quarter of the prior year.

Net loss was $47.5 million for the first quarter of 2024, compared to $57.7 million for the same period in 2023.

Adjusted EBITDA (non-GAAP) was a loss of $28.2 million for the first quarter of 2024, compared to a loss of $37.1 million for the first quarter of the prior year. MRD Adjusted EBITDA (non-GAAP) was a loss of $17.3 million for the quarter, compared to a loss of $26.4 million for the first quarter of the prior year. Immune Medicine Adjusted EBITDA (non-GAAP) was a loss of $6.9 million for the quarter, compared to a loss of $7.4 million for the first quarter of the prior year.

Cash, cash equivalents and marketable securities was $308.9 million as of March 31, 2024.

2024 Updated Financial Guidance

Adaptive Biotechnologies expects full year revenue for the MRD business to be between $135 million and $140 million, updated from the previous range between $130 million and $140 million. No revenue guidance is provided for the Immune Medicine business.

We expect full year total company operating expenses, including cost of revenue, to be between $350 million and $360 million, updated from the previous range between $360 million and $370 million.

Management will provide further details on the outlook during the conference call.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its first quarter 2024 financial results after market close on Tuesday, May 7, 2024 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business areas: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, impairment costs for right-of-use and related long-lived assets, restructuring expense and share-based compensation expense. We define our segment Adjusted EBITDA in the same way to the extent the net loss attributable to Adaptive Biotechnologies Corporation and adjustments are allocable to each segment. We have provided reconciliations of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measures, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA, including segment Adjusted EBITDA, to evaluate the financial performance of our business and segments and to evaluate the effectiveness of our strategies. We present these figures because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA, including segment Adjusted EBITDA, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments we make. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense;
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right-of-use and related long-lived assets impairment costs; and

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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our restructuring activities and reductions in workforce.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$41,873	$37,647
Operating expenses
Cost of revenue	18,051	18,681
Research and development	30,245	32,601
Sales and marketing	22,319	22,308
General and administrative	19,597	20,831
Amortization of intangible assets	423	419
Total operating expenses	90,635	94,840
Loss from operations	(48,762)	(57,193)
Interest and other income, net	4,222	3,024
Interest expense	(2,993)	(3,531)
Net loss	(47,533)	(57,700)
Add: Net loss attributable to noncontrolling interest	26	1
Net loss attributable to Adaptive Biotechnologies Corporation	$(47,507)	$(57,699)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.33)	$(0.40)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	145,787,527	143,511,142

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$71,233	$65,064
Short-term marketable securities (amortized cost of $237,745 and $281,122, respectively)	237,639	281,337
Accounts receivable, net	42,021	37,969
Inventory	13,291	14,448
Prepaid expenses and other current assets	9,850	11,370
Total current assets	374,034	410,188
Long-term assets
Property and equipment, net	65,260	68,227
Operating lease right-of-use assets	50,999	52,096
Restricted cash	2,963	2,932
Intangible assets, net	4,705	5,128
Goodwill	118,972	118,972
Other assets	3,390	3,591
Total assets	$620,323	$661,134
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$12,170	$7,719
Accrued liabilities	7,914	8,597
Accrued compensation and benefits	6,404	13,685
Current portion of operating lease liabilities	9,594	9,384
Current portion of deferred revenue	46,870	48,630
Total current liabilities	82,952	88,015
Long-term liabilities
Operating lease liabilities, less current portion	86,900	89,388
Deferred revenue, less current portion	44,160	44,793
Revenue interest liability, net	131,545	130,660
Total liabilities	345,557	352,856
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at March 31, 2024 and December 31, 2023; no shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at March 31, 2024 and December 31, 2023; 147,368,324 and 145,082,271 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	14	14
Additional paid-in capital	1,466,844	1,452,502
Accumulated other comprehensive (loss) gain	(106)	215
Accumulated deficit	(1,191,839)	(1,144,332)
Total Adaptive Biotechnologies Corporation shareholders’ equity	274,913	308,399
Noncontrolling interest	(147)	(121)
Total shareholders’ equity	274,766	308,278
Total liabilities and shareholders’ equity	$620,323	$661,134

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2024	2023
Net loss attributable to Adaptive Biotechnologies Corporation	$(47,507)	$(57,699)
Interest and other income, net	(4,222)	(3,024)
Interest expense	2,993	3,531
Depreciation and amortization expense	5,214	5,423
Restructuring expense	1,044	—
Share-based compensation expense	14,298	14,671
Adjusted EBITDA	$(28,180)	$(37,098)

Segment Information (Including Segment Adjusted EBITDA)

The following tables set forth our segment information for the three months ended March 31, 2024 and 2023, as well as the remaining quarterly periods in the prior year (in thousands, unaudited):

	Three Months Ended March 31, 2024
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$32,626	$9,247	$—	$41,873
Operating expenses	59,886	23,841	6,908	90,635
Adjusted EBITDA	(17,259)	(6,927)	(3,994)	(28,180)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(27,260)	$(14,593)	$(5,680)	$(47,533)
Net loss attributable to noncontrolling interest	—	—	26	26
Net loss attributable to Adaptive Biotechnologies Corporation	(27,260)	(14,593)	(5,654)	(47,507)
Interest and other income, net	—	—	(4,222)	(4,222)
Interest expense	—	—	2,993	2,993
Depreciation and amortization expense	2,701	2,082	431	5,214
Restructuring expense	467	577	—	1,044
Share-based compensation expense	6,833	5,007	2,458	14,298
Adjusted EBITDA	$(17,259)	$(6,927)	$(3,994)	$(28,180)

	Three Months Ended December 31, 2023
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$30,762	$15,022	$—	$45,784
Operating expenses	58,183	26,280	32,389	116,852
Adjusted EBITDA	(17,763)	(2,979)	(3,923)	(24,665)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(27,421)	$(11,258)	$(30,788)	$(69,467)
Net loss attributable to noncontrolling interest	—	—	26	26
Net loss attributable to Adaptive Biotechnologies Corporation	(27,421)	(11,258)	(30,762)	(69,441)
Interest and other income, net	—	—	(4,613)	(4,613)
Interest expense	—	—	3,012	3,012
Depreciation and amortization expense	2,413	2,529	450	5,392
Impairment of right-of-use and related long-lived assets	—	—	25,429	25,429
Share-based compensation expense	7,245	5,750	2,561	15,556
Adjusted EBITDA	$(17,763)	$(2,979)	$(3,923)	$(24,665)

	Three Months Ended September 30, 2023
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$24,668	$13,251	$—	$37,919
Operating expenses	55,977	26,400	6,498	88,875
Adjusted EBITDA	(21,616)	(4,986)	(3,229)	(29,831)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(31,309)	$(13,148)	$(5,869)	$(50,326)
Net loss attributable to noncontrolling interest	—	—	26	26
Net loss attributable to Adaptive Biotechnologies Corporation	(31,309)	(13,148)	(5,843)	(50,300)
Interest and other income, net	—	—	(4,282)	(4,282)
Interest expense	—	—	3,652	3,652
Depreciation and amortization expense	2,489	2,546	728	5,763
Share-based compensation expense	7,204	5,616	2,516	15,336
Adjusted EBITDA	$(21,616)	$(4,986)	$(3,229)	$(29,831)

	Three Months Ended June 30, 2023
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$25,882	$23,044	$—	$48,926
Operating expenses	58,944	30,681	7,119	96,744
Adjusted EBITDA	(23,079)	1,264	(3,004)	(24,819)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(33,063)	$(7,636)	$(7,112)	$(47,811)
Net loss attributable to noncontrolling interest	—	—	1	1
Net loss attributable to Adaptive Biotechnologies Corporation	(33,063)	(7,636)	(7,111)	(47,810)
Interest and other income, net	—	—	(3,612)	(3,612)
Interest expense	—	—	3,605	3,605
Depreciation and amortization expense	2,267	2,608	778	5,653
Share-based compensation expense	7,717	6,292	3,336	17,345
Adjusted EBITDA	$(23,079)	$1,264	$(3,004)	$(24,819)

	Three Months Ended March 31, 2023
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$21,427	$16,220	$—	$37,647
Operating expenses	56,025	31,672	7,143	94,840
Adjusted EBITDA	(26,386)	(7,427)	(3,285)	(37,098)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(34,597)	$(15,452)	$(7,651)	$(57,700)
Net loss attributable to noncontrolling interest	—	—	1	1
Net loss attributable to Adaptive Biotechnologies Corporation	(34,597)	(15,452)	(7,650)	(57,699)
Interest and other income, net	—	—	(3,024)	(3,024)
Interest expense	—	—	3,531	3,531
Depreciation and amortization expense	2,056	2,753	614	5,423
Share-based compensation expense	6,155	5,272	3,244	14,671
Adjusted EBITDA	$(26,386)	$(7,427)	$(3,285)	$(37,098)